EXHIBIT 10.1

Dayuan Gold Mine
Lease Agreement

Lessor（Party A）：               Longkou Dayuan Gold Mining Co. Ltd.
Legal Representative:               LI CHENG LIANG

Lessee（Party B）：               Yantai Jinguan Investment Ltd.
Legal Representative:               YANG JIANXI

Background

In order to extend attaining effective exploration and increased production efficiency of the mine as described below, Party A and Party B have agreed on the following terms regarding the leasing of the No. 1 mining well on the No. 117 mining area and all assets of the processing plant at the Dayuan gold mine (“the Lease Property”) to Party B under the principle of fairness.

1.           The Lease Property

The Lease Property refers to the No. 1 mining well on the No. 117 mine vein and all assets of the processing plant at the Dayuan gold mine currently held by Party A.
Please refer to Annex 1 for description of the fixed assets of the Lease Property
Please refer to Annex 2 for the certification list of the Lease Property

2.           Property Information and Term of Lease

2.1	Party A shall lease the No. 1 mining well on the No. 117 mine vein and all assets of the processing plant at the Dayuan gold mine to Party B.
2.2	The term of this lease shall last for 10 years from April 1, 2011 to April 1, 2021.

3.           Leasing Fee and Payment Term

3.1          Party B shall pay Party A a leasing fee of RMB13M per annum.

3.2          Payment Term

3.2.1       Party B had paid in advance RMB39M, equivalent to leasing fees for three (3) years, to Party A, of which RMB10M represents the security deposit for bidding the tender of the Lease Property.

3.2.2	Party B shall pay another RMB39M, equivalent to leasing fees for three (3) years, to Party A on or before September 30, 2011.
3.2.3 Party B shall pay the balance of RMB52M, equivalent to leasing fees for four (4) years, to Party A on or before March 1, 2017.

4.	About the Lease
4.1	Effective from the date of this agreement, Party B shall hold the right to manage and operate the Lease Property and shall be entitled to all revenue generated by the Lease Property.
4.2	Party B shall self-finance and operate the Lease Property independently.
4.3
All production equipment and facilities under the Lease Property shall be recorded in an asset list and be transferred to Party B upon the execution of this agreement. Upon the expiration of this agreement, Party B shall return the same assets (of residual value) to Party A. Party B may purchase new equipment and facilities at its own costs, depending on actual business needs. All the new purchases shall be owned by Party B upon expiration of this agreement. All maintenance costs related to the operation of the Lease Property shall be borne by Party B.

4.4
Party B shall seek approval from Party A concerning any proposed plan of modifying or exploring aisles above or below the mining wells at the Dayuan gold mine for purpose of meeting the actual operating needs. All related costs shall be borne by Party B and all fixed assets resulted from this plan shall be owned by Party A upon expiration of this agreement.

4.5	Party B and Party A shall bear their own tax during the term of the lease.

5.             Rights and Obligations

5.1           Rights and Obligations of Party A

5.1.1
Party A shall have the right to monitor Party B to ensure the Lease Property operating in a legal way. Should Party B operate the Lease Property illegally that results in any administrative or financial obligations to Party A, Party B is obliged to rectify the operation according to the requirement of related government bodies and bear the related costs.

5.1.2	Party A shall have the right to monitor proper use of equipment and facilities of the Lease Property by Party B in order to prevent any possible damage or destruction.
5.1.3	During the lease term, Party A shall be restricted to interfere with the operation of the Lease Property.
5.1.4
Party A shall guarantee all conditions necessary for mining production in the Lease Property, including but not limited to legal mining rights, stable hydro and electricity supplies, normal production order in the mining area, land to accommodate normal production, etc.. Party A shall compensate Party B for any loss caused by shortage of the above.

5.1.5
Party A shall be liable to all claims and liabilities on the Lease Property that were borne prior to the execution of this agreement and is responsible for all losses incurred by Party B if the normal operation of the Lease Property is adversely affected by such claims or liabilities.

5.1.6	Party A shall return the security deposit to Party B upon the expiration of the lease term.

5.2               Rights and Obligations of Party B

5.2.1	Party B shall hold the right to manage and operate the Lease Property and shall be entitled to all revenue generated by the Lease Property.
5.2.2	Party B shall operate the Lease Property strictly in accordance with the PRC laws and regulations, and shall pay administration fees related to the operation of the Lease Property. Should any law or regulation be violated, Party B shall be liable to any legal, administrative or economic consequences caused.
5.2.3
Party B shall be restricted to use the Lease Property as a guarantee or collateral to a third party. Under such circumstance, Party A shall have the right to revoke this agreement and all relevant costs shall be borne by the Party B.

5.2.4	Party B is obliged to pay the lease fee to Party A in accordance with this agreement.
5.2.5	Party B is restricted to cause any destructive exploration or destroy the transportation roadways in the Lease Property. Party B shall compensate Party A for any loss caused by the above.
5.2.6	Party B shall give priority to existing staff and workers at Dayuan mine to fill up the positions of winch engineers, electrical engineers, maintenance workers, and electricians, etc..
5.2.7
Party B is obliged to pay a deposit for safety production to Party A, under such circumstance, Party A shall have the right to properly use such deposit to resolve any accidents in the Lease Property as long as a written notice is sent to Party B. Party B is obliged to pay the outstanding amount afterwards.

6.                Safety Production

6.1
Party B shall have a nationally recognized certification for non-coal mine production, and shall strictly comply with all relevant state and local safety laws, regulations and safety production requirements.

6.2	During the Lease Term, Party B shall assume full responsibility for safety production (except the accidents caused by Party A), and bear related loss resulting therefrom.
6.3
Party B shall pay a deposit for safety production in an amount of RMB 5,000,000 to Party A. If Party A uses the deposit for resolving accidents, Party B is obliged to pay the outstanding amount afterwards.

6.4
Party B is obliged to immediately notify Party A for any accidents happened during the Lease Term.  Party A shall report the accidents to related authorities and provide assistance to mediate the accidents.

6.5	Party B is obliged to prepare a scientific and rational safety production program and keep record in the project management department and safety production department of Party A.
6.6
During the Lease Term, should the act of Party B violate related safety production regulations, Party A is entitled to terminate the production of Party B, order Party B to rectify within a reasonable period, and impose appropriate penalties to Party B.

7.               Default

7.1
Either party shall not terminate this agreement unilaterally, otherwise the breaching party shall compensate to the other party. Should Party B terminate this agreement unilaterally, the paid lease fee shall not be refunded. Should Party A terminate this agreement unilaterally, Party A shall return in full the paid lease fee to Party B.

7.2
During the lease term, this agreement shall be terminated due to i) force majeure (substantial change in government policy, land expropriation, natural disaster or ceased operation of either party during lease term) or ii) invalid contract due to in conflict with existing laws and regulations. Party A and Party B shall equally share the benefit or loss due to such circumstances.

7.3	Should Party B fail to pay the lease fee as scheduled, Party B shall pay Party A an overdue penalty equivalent to 0.05% of the outstanding amount payable per day
7.4	For any cessation of mine production caused by Party A, Party A is responsible to compensate the loss incurred by Party B.

8.	This agreement shall be deemed effective upon signing by both parties.
9.	Matters not covered in this agreement shall be negotiated in a supplemental agreement which shall have the same legal effect with this agreement.
10.	The contract is in quadruplicate with two copies for each party.

For any dispute, Party A and Party B shall negotiate. Should negotiation fail, either party shall resort to competent court for arbitration.

(Signatory Page)

Party A:                 Longkou Dayuan Gold Mining Co. Ltd.
Legal Representative:                                              Li Cheng Liang (sd.)
/s/ Li Cheng Liang
Date: May 6, 2011

Party B:                 Yantai Jinguan Investment Ltd.
Legal Representative:                                              Yang Jianxi (sd.)
/s/ Yang Jianxi
Date: May 6, 2011